Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Allegheny Energy, Inc.’s Registration Statements on Form S-3 (Nos. 33-36716, 33-57027, 33-49791, 333-41638, 333-49086, 333-56786 and 333-82176) and Allegheny Energy, Inc.’s Registration Statements on Form S-8 (Nos. 333-65657, 333-31610, 333-40432, 333-113660, 333-117117 and 333-119397) of our report dated March 10, 2004, except as to Note 26 which is as of November 24, 2004, relating to the financial statements and financial statement schedules which appear in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

December 6, 2004